Exhibit 99.4

EXECUTION VERSION

GUARANTEE

This GUARANTEE is dated as of October 6, 2016 (this “Guarantee”) and is by HNA Group Co., Ltd., a limited company under the laws of the People’s Republic of China (the “Guarantor”) in favor of CIT Leasing Corporation, a Delaware corporation (the “Guaranteed Party”). Each capitalized term used and not defined herein have the meaning ascribed to it in the Purchase and Sale Agreement entered into concurrently herewith among the Guaranteed Party, Park Aerospace Holdings Limited (“Purchaser”), solely for purposes of Sections 5.16 and 5.18, Bohai Capital Holding Co., Ltd, solely for purposes of Section 11.17 and the other sections referenced in Section 11.17(c), Avolon Holdings Limited and solely for purposes of Section 11.18 and the other sections referenced in Section 11.18(c), CIT Group, Inc. (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”).

1.                  GUARANTEE. (a) To induce the Guaranteed Party to enter into the Purchase Agreement, the Guarantor, intending to be legally bound, hereby absolutely, irrevocably and unconditionally guarantees to the Guaranteed Party, on the terms and subject to the conditions set forth herein, the payment, observance, performance, and discharge of (i) subject to satisfaction of the Subject Obligations Payment Conditions (as defined below), including, without limitation, that the Debt Financing (or the Alternative Financing) has been funded or is available to be funded to the Purchaser at Closing, the Purchaser’s obligation to pay to the Guaranteed Party an amount equal to the Purchase Price less the amounts funded pursuant to the Debt Financing and the Escrow Amount, and (ii) the payment by Purchaser of any damages that may be awarded to the Guaranteed Party in connection with the collection under and enforcement of this Guarantee (collectively, the “Obligations”), subject to the terms and limitations hereof. All payments hereunder shall be made in lawful money of the United States, in immediately available funds. In furtherance of the foregoing, the Guarantor acknowledges that the Guaranteed Party may, in its sole discretion, bring and prosecute a separate action or actions against the Guarantor for the full amount of the Obligations, regardless of whether action is brought against Purchaser, whether Purchaser is joined in any such action or actions or whether Purchaser were primarily responsible for causing the payment obligations of Purchaser under the Purchase Agreement.

(b)                  For purposes hereof, the “Subject Obligations Payment Conditions” shall mean: (i) the Marketing Period has expired and all conditions in Section 8.1 and Section 8.2 of the Purchase Agreement have been satisfied as of the date on which the Closing would otherwise be required to occur (other than those conditions that, by their nature, can only be satisfied at the Closing (provided that such conditions would have been satisfied as of such date)), (ii) Purchaser fails to complete the Closing by the date the Closing would otherwise be required to have occurred pursuant to Section 2.3 of the Purchase Agreement, (iii) the Debt Financing (or Alternative Financing in accordance with Section 5.13 of the Purchase Agreement) has been funded, or is available to be funded to the Purchaser at the Closing and (iv) the Seller has irrevocably confirmed to Purchaser in writing that if the Debt Financing (or Alternative Financing) is funded, and Purchaser otherwise complies with its obligations hereunder, then the Seller is ready, willing and able to consummate the Closing pursuant to Section 11.13 of the Purchase Agreement.

(c)                  The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Guarantee were not performed in accordance with its specific terms or were otherwise breached, and further agree that the Guaranteed Party shall be entitled to an injunction, specific performance and other equitable relief against the Guarantor to prevent breaches of this Guarantee and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which it is entitled at law or in equity, and shall not be required to provide any bond or other security in connection with any such order or injunction. The Guarantor further agrees not to oppose the granting of any such injunction, specific performance and other equitable relief on the basis that (i) the Guaranteed Party has an adequate remedy at law or (ii) an award of an injunction, specific performance or other equitable relief is not an appropriate remedy for any reason at law or in equity (the “Prohibited Defenses”).

2.                  NATURE OF GUARANTEE. The Guaranteed Party shall not be obligated to file any claim relating to the Obligations in the event that Purchaser becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Guaranteed Party to so file shall not affect the obligations of the Guarantor hereunder. In the event that any payment to the Guaranteed Party (whether made by Purchaser or the Guarantor) in respect of the Obligations is rescinded or must otherwise be returned, for any reason whatsoever, the Guarantor shall remain liable hereunder with respect to the Obligations as if such payment had not been made. This Guarantee is a continuing, absolute, irrevocable and unconditional guarantee of payment and performance and not merely of collection.

3.                  CHANGES IN OBLIGATIONS, CERTAIN WAIVERS. The Guarantor agrees that the Guaranteed Party may at any time and from time to time, without notice to or further consent of the Guarantor, extend the time of payment or performance of any of the Obligations, and may also make any agreement with Purchaser or any other Person (including the Guarantor) interested in the transactions contemplated by the Purchase Agreement for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any modification of the terms thereof or of any agreement between the Guaranteed Party and Purchaser or any other Person (including the Guarantor) interested in the transactions contemplated by the Purchase Agreement without in any way impairing or affecting the obligations of the Guarantor under this Guarantee. The Guarantor agrees that its obligations hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (a) the failure or delay on the part of the Guaranteed Party to assert any claim or demand or to enforce any right or remedy against Purchaser or any other Person (including the Guarantor) interested in the transactions contemplated by the Purchase Agreement; (b) any change in the time, place or manner of payment or performance of any of the Obligations or any rescission, waiver, compromise, consolidation or other amendment to or modification of any of the terms or provisions of the Purchase Agreement or any other agreement evidencing, securing or otherwise executed in connection with any of the Obligations; (c) the addition, substitution or release of any Person now or hereafter liable with respect to any of the Obligations or otherwise interested in the transactions contemplated by the Purchase Agreement; (d) any change in the corporate existence, structure or ownership of Purchaser or any other Person (including Guarantor) now or hereafter liable with respect to any of the Obligations or otherwise interested in the transactions contemplated by the Purchase Agreement; (e) any voluntary or involuntary liquidation, dissolution, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization or other similar proceeding affecting

Purchaser or any other Person (including the Guarantor) now or hereafter liable with respect to any of the Obligations or otherwise interested in the transactions contemplated by the Purchase Agreement; (f) the existence of any claim, set-off or other right that the Guarantor may have at any time against Purchaser or the Guaranteed Party or any of their Affiliates, whether in connection with the Obligations or otherwise; (g) any lack of legality, validity or enforceability (or any allegation thereof) of the Purchase Agreement, any instrument or agreement related thereto, or any provision of any of the foregoing or (h) the adequacy of any other means the Guaranteed Party may have of obtaining payment related to any of the Obligations.

To the fullest extent permitted by applicable Law, the Guarantor hereby expressly waives any and all rights or defenses related to this Guarantee arising by reason of any applicable Law which would otherwise require any election of remedies by the Guaranteed Party. The Guarantor waives promptness, diligence, notice of the acceptance of this Guarantee and of the Obligations, presentment, demand for payment, notice of non-performance, default, dishonor and protest, notice of any Obligations incurred and all other notices of any kind, all defenses that may be available by virtue of any valuation, stay, moratorium law or other similar Law now or hereafter in effect, any right to require the marshalling of assets of Purchaser or any other Person (including the Guarantor) now or hereafter liable with respect to any of the Obligations or otherwise interested in the transactions contemplated by the Purchase Agreement, and all suretyship defenses generally. The Guarantor acknowledges that it will receive substantial direct and indirect benefits from consummation of the transactions contemplated by the Purchase Agreement and that this Guarantee, including specifically the waivers set forth in this Guarantee, are knowingly made in contemplation of such benefits. The Guarantor hereby covenants and agrees that it shall not institute, directly or indirectly, and shall cause its controlled Affiliates not to institute, any proceedings in which the Guarantor or any such controlled Affiliates assert (i) the Prohibited Defenses or (ii) that this Guarantee is illegal, invalid or unenforceable in accordance with its terms.

Except as explicitly set forth herein, the Guarantor hereby unconditionally and irrevocably agrees not to exercise and hereby unconditionally and irrevocably waives any rights in connection with the transaction contemplated by the Purchase Agreement or hereby that it may now have or hereafter acquire against Purchaser or any other Person interested in the transactions contemplated by the Purchase Agreement that arise from the existence, payment, performance, or enforcement of the obligations of the Guarantor under or in respect of this Guarantee, including, without limitation, any right of subrogation, counterclaim, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Guaranteed Party against Purchaser or such other Person, whether or not such claim, remedy or right arises in equity, under contract or applicable Law, including, without limitation, the right to take or receive from Purchaser or such other Person, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Obligations and all other amounts payable under this Guarantee shall have been previously paid in full in immediately available funds. If any amount shall be paid to the Guarantor in violation of the immediately preceding sentence at any time prior to the payment in full in immediately available funds of the Obligations and all other amounts payable under this Guarantee, such amount shall be received and held in trust for the benefit of the Guaranteed Party, shall be segregated from other property and funds of the Guarantor and shall forthwith be paid or delivered to the Guaranteed Party in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Obligations and all other amounts payable under this Guarantee, whether matured or unmatured, or to be held as collateral for any Obligations or other amounts payable under this Guarantee thereafter arising.

4.                  NO WAIVER; CUMULATIVE RIGHTS. No failure on the part of the Guaranteed Party to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Guaranteed Party of any right, remedy or power hereunder or under the Purchase Agreement or otherwise preclude any other or future exercise of any right, remedy or power hereunder. Each and every right, remedy and power hereby granted to the Guaranteed Party or allowed it by applicable Law or other agreement shall be cumulative and not exclusive of any other right, remedy or power, and may be exercised by the Guaranteed Party at any time or from time to time. The Guaranteed Party shall not have any obligation to proceed at any time or in any manner against, or exhaust any or all of the Guaranteed Party’s rights against, Purchaser or any other Person prior to proceeding against the Guarantor hereunder.

5.                  REPRESENTATIONS AND WARRANTIES of The Guarantor. The Guarantor hereby represents and warrants that:

(a)               the Guarantor is a limited company duly organized and validly existing and in good standing (to the extent such concept is recognized) under the Laws of its jurisdiction of organization and has all the necessary power and authority to execute, deliver and perform its obligations under this Guarantee in accordance with the terms hereof;

(b)               the execution, delivery and performance of this Guarantee have been duly authorized by all necessary action, and do not conflict with or contravene any provision of the Guarantor’s organizational documents or any applicable Law, regulation, rule, decree, order, judgment or contractual restriction binding on the Guarantor or its assets.

(c)               all consents, approvals, authorizations, permits of, filings with and notifications to, any Governmental Authority necessary for the due execution, delivery and performance of this Guarantee by the Guarantor have been obtained or made and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any Governmental Authority is required in connection with the execution, delivery or performance of this Guarantee;

(d)               this Guarantee constitutes a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, subject to, but without limiting the effect of clause (e) of the second sentence of Section 3, (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar applicable Laws affecting creditors’ rights generally, and (ii) general equitable principles (whether considered in a proceeding in equity or at applicable Law);

(e)               the Guarantor has the financial capacity to pay and perform its obligations under this Guarantee, and all funds necessary for the Guarantor to fulfill its obligations under this Guarantee shall be available to the Guarantor (or its permitted assignee pursuant to Section 6 hereof) for so long as this Guarantee shall remain in effect in accordance with Section 8 hereof; and

6.                  NO ASSIGNMENT. This Guarantee may not be assigned by any party (except by operation of applicable Law) without the prior written consent of each other party. Any attempted assignment in violation of this section shall be null and void.

7.                  NOTICES. All notices, requests, claims, demands and other communications hereunder shall be given by the means specified in the Purchase Agreement, as follows:

(a) if to the Guarantor:

HNA Group Co., Ltd.

HNA Plaza, 20/F

26 Xiaoyun Road

Chaoyang District, Beijing

The Peoples Republic of China 100125

Fax: 86-10-5978-2368

Attention: Corporate Secretary

with a copy to (which alone shall not constitute notice):

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

Facsimile: (212) 310-8007

Attention: Douglas P. Warner, Esq

(b) if to the Guaranteed Party:

CIT Leasing Corporation

11 W. 42nd Street

New York, New York 10036

Attention: Eric Mandelbaum, Deputy General Counsel

Fax No.: (212) 461-5402

with a copy to (which alone shall not constitute notice):

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
Attention: David C. Karp
Brandon C. Price
Facsimile: (212) 403-2000

8.                  CONTINUING GUARANTEE. Except to the extent terminated pursuant to Section 9, this Guarantee may not be revoked or terminated and shall remain in full force and effect and shall be binding on the Guarantor, its successors and permitted assigns until all of the Obligations payable under this Guarantee have been paid in full in immediately available funds.

9.                  TERMINATION. This Guarantee shall terminate automatically and immediately and Guarantor shall have no further obligations under this Guarantee (other than pursuant to this Section 9 and Sections 10 through 16, all of which shall survive such termination) as of the earliest to occur of (i) consummation of the Closing; (ii) the date that is one year after the termination of the Purchase Agreement, if the Guaranteed Party has not presented to the Guarantor a written notice of claim for payment hereunder by 5:00 p.m. (ET) on the final day of such one-year period or in the event such a claim has been made within such period, then the earliest to occur of (x) a final, non-appealable judgment of a Governmental Authority or binding arbitral award (resulting from an action or dispute brought in compliance with the jurisdiction and arbitration requirements of Section 11) that the Purchase Agreement was validly terminated in a circumstance where the Purchaser would not be liable to make any payment under the Purchase Agreement, (y) a written agreement between the Guarantor and the Guaranteed Party expressly terminating, in full, the obligations and liabilities of the Guarantor pursuant to this Guarantee, and (z) the date the Obligations have been satisfied in full in immediately available funds.

10.              GOVERNING LAW.

(a)               This Guarantee shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to conflicts of laws principles that would result in the application of the Law of any other state or jurisdiction.

(b)               Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, or, if (and only if) such court lacks subject matter jurisdiction, the Federal court of the United States of America sitting in Delaware, and any appellate court from any thereof (the “Delaware Courts”), in any action or proceeding for preliminary or interim relief in aid of arbitration as provided in Section 11(a) below, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in the Delaware Courts, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in Delaware Courts, (iii) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any such action or proceeding in such courts and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in such courts. Each party irrevocably consents to service of process inside or outside the territorial jurisdiction of the courts referred to in this Section 11(b) in the manner provided for notices in Section 7. Nothing in this Guarantee will affect the right of any party to serve process in any other manner permitted by Law.

11.              DISPUTE RESOLUTION.

(a)               The parties hereto hereby agree that in order to obtain prompt and expeditious resolution of all disputes arising out of or relating to this Guarantee, including the existence, validity, interpretation or performance of this Guarantee or the transactions contemplated by this Guarantee (including, for the avoidance of doubt, any claim arising out of or related to the parties’ relationship, rights, duties and obligations hereunder, whether based on contract, tort or statute, and the substantive or procedural arbitrability of any claim hereunder) (each, a “Dispute”), all Disputes shall be exclusively resolved by final and binding arbitration under the Delaware Rapid Arbitration Act (the “DRAA” 10 Del. C. § 5801 et seq.) and the Delaware Rapid Arbitration Rules promulgated thereunder by the Supreme Court of the State of Delaware (“Rules”) in effect at the time of the date of delivery of the notice of arbitration, except as modified herein.

(i)                 The arbitral panel shall consist of three arbitrators (the “Tribunal”). The situs of the arbitration shall be the State of Delaware, although the evidentiary and other proceedings shall be conducted in New York (Manhattan), New York. The Tribunal may conduct proceedings in other locations if necessary for the taking of evidence. The language of the arbitration proceedings, and of the arbitral award, shall be the English language. The parties hereto agree that (A) the claimant(s) and respondent(s) shall each appoint one arbitrator within twenty (20) days of the date of delivery of the notice of arbitration; and (B) the two party-appointed arbitrators shall appoint the third arbitrator, who shall serve as the chair of the Tribunal, within twenty (20) days from the date of the appointment of the second arbitrator. Each member of the Tribunal must be a former judge of the Delaware Supreme Court and/or Delaware Court of Chancery; provided, that in the event a former Delaware judge is unavailable to serve as arbitrator for one or more of the positions on the Tribunal, then the parties hereto shall submit a petition for the appointment of one or more arbitrators (as needed to complete the three-member Tribunal) to the Court of Chancery of the State of Delaware under Section 5805 of the DRAA. Any arbitrator not timely appointed as provided in clause (A) or (B) of this Section 11(a)(i) shall be appointed by the Delaware Court of Chancery in accordance with Section 5805 of the DRAA. In the event that the Tribunal retains counsel in consultation with the parties hereto under Section 5806 of the DRAA, then such counsel shall be impartial and shall be knowledgeable about and experienced with the practice of law and have had at least fifteen (15) years of legal experience in the area of mergers and acquisitions or complex commercial transactions. Only the Court of Chancery of the State of Delaware shall have the power and authority to appoint a new arbitrator in the event any arbitrator becomes unable to continue as arbitrator for any reason.

(ii)              The arbitration shall be deemed commenced when the claimant(s) deliver a notice of arbitration to all of the respondents in the manner provided for notices in Section 7. The parties hereto agree that the preliminary conference shall be no later than ten (10) days after the constitution of the Tribunal. The parties hereto agree that any service or written communication (including, the answer, any reply or exchange of information) under the DRAA or the Rules shall be made in a manner provided by Section 7 of this Guarantee, or as otherwise agreed by the parties. In connection with any arbitration proceeding hereunder, the Tribunal shall allow reasonable requests for the production of documents relevant to the dispute and permit the taking of depositions limited to not more than five (5) persons on each side and for not more than six (6) hours in total for the deposition of each such person. Where reasonably necessary, depositions may be taken by videoconference or other telephonic means, or in the jurisdiction where a witness resides or regularly transacts business. The Tribunal may seek to compel the production of evidence from non-parties to the fullest extent permitted by applicable Law. The arbitration hearing shall be limited to one (1) day, if the Tribunal deems such limitation appropriate, and provided that the Tribunal, where it considers it appropriate in order to provide any party with a full and fair opportunity to be heard, may require a hearing be held over the course of more than one day, and shall be conducted as soon as reasonably practicable after the constitution of the Tribunal, as determined by the Tribunal.

(iii)            For the purposes of DRAA § 5808(b), and all other purposes, the Tribunal shall issue its final award as promptly as practicable, taking into account the nature of the claims and any other facts or circumstances the Tribunal deems relevant, but in no event later than ninety (90) calendar days after the close of the arbitration hearing. The parties agree that the Tribunal may extend any deadline set forth in Section 11(a)(ii) and Section 11(a)(iii) if, in its own discretion, more time is needed in light of the nature of the claims and the relevant facts and circumstances. The Tribunal is authorized to award monetary damages and to grant specific performance of this Guarantee and other injunctive relief, including interim relief pending the final award. The parties hereto shall bear their own costs incurred in connection with the arbitration and share equally the fees and expenses of the Tribunal and the costs of administration.

(iv)             The Parties agree that any arbitral panel constituted under the DRAA to resolve any dispute arising under or relating to the Purchase Agreement shall also have jurisdiction over each Party hereto, and may also resolve disputes arising under or relating to this Guarantee. The Parties intend that the rights of all parties relating to the enforcement of this Guarantee or the Purchase Agreement shall be determined as quickly as possible, and no Party shall object to being named as a party to such a proceeding to resolve any Dispute. The Parties further consent and agree that any arbitral panel constituted under the DRAA to resolve a dispute arising under or relating to the Purchase Agreement shall also have jurisdiction over each Party hereto, and may also resolve Disputes.  The Parties further agree that in the event an arbitral proceeding under this Section 11(a) has been commenced, any dispute arising under or relating to the Purchase Agreement thereafter arising shall be consolidated with and into the arbitral proceeding already commenced hereunder; and that in the event an arbitral proceeding has been commenced as provided in the Purchase Agreement, any Dispute thereafter arising shall be consolidated with and into the arbitral proceeding already commenced as provided in the Purchase Agreement, such that all disputes arising under this Section 11(a) or the Purchase Agreement shall proceed in one consolidated arbitration; provided, however, an arbitral tribunal constituted under this Section 11(a) or the Purchase Agreement shall, prior to consolidation of the arbitration proceeding, and after providing all interested parties the opportunity to comment on such consolidation, have the authority to order that consolidation shall not occur if it determines that (i) there are no common questions of law or fact in the arbitrations to be consolidated; (ii) the proceedings in the arbitration before it would be improperly delayed or disrupted, or a party would otherwise suffer undue prejudice, by consolidation; or (iii) consolidation would not be more efficient than separate arbitral proceedings. In order to give effect to consolidation as provided herein, the arbitral tribunal constituted under this Section 11(a) or a Purchase Agreement shall have the authority to extend its deadline to hold a preliminary conference or render a final award as provided in Section 11(a)(ii) and Section 11(a)(iii), respectively. For the avoidance of doubt, the presumption shall be in favor of consolidation of all proceedings arising under this Guarantee or the Purchase Agreement.

(v)               Nothing in this Section 11(a) shall prevent a party from seeking provisional, interim or conservatory measures in aid of arbitration from the Court of Chancery of the State of Delaware at any time if any such party believes in good faith that it will suffer irreparable injury before the Tribunal has been appointed or before the Tribunal has had time to render a final award. Any such request by a party to the Court of Chancery of the State of Delaware for provisional, interim or conservatory measures shall not be deemed incompatible with the agreement to arbitrate in this Section 11(a) the DRAA or a waiver of the right to arbitrate.

(vi)             The arbitral award shall be final and non-appealable and not subject to challenge. Judgment upon the arbitral award may be entered and enforced in any court of competent jurisdiction. The parties hereto hereby agree to waive any claim that this agreement to arbitrate is not valid under the Laws of the U.S., any foreign country or any international agreement.

(vii)          For the avoidance of doubt, and in furtherance of Section 10(a) of this Guarantee, the parties hereto hereby acknowledge and agree that any legal proceeding conducted under this Section 11(a) shall be governed by or construed under the laws of the State of Delaware, without regard to principles of conflict of laws and regardless of whether the laws of the State of Delaware govern the parties’ other rights, remedies, liabilities, powers and duties.

12.              COUNTERPARTS. This Guarantee may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Guarantee by facsimile, scanned pages or other electronic transmission shall be effective as delivery of a manually executed counterpart to this Guarantee.

13.             No Third Party Beneficiaries. The parties hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other party hereto and its successors and permitted assigns, in accordance with and subject to the terms of this Guarantee, and this Guarantee is not intended to, and does not, confer upon any Person other than the parties hereto and their respective successors and permitted assigns any rights or remedies hereunder, including, the right to rely upon the representations and warranties set forth herein.

14.              CONFIDENTIALITY. This Guarantee shall be treated as confidential and is being provided to the Guaranteed Party solely in connection with the Purchase Agreement. This Guarantee may not be used, circulated, quoted or otherwise referred to in any document, except with the written consent of the Guarantor and the Guaranteed Party; provided, that written consent will not be required for disclosure of the existence or terms of this Guarantee (i) in connection with the enforcement of or exercise of remedies under this Guarantee or the Purchase

Agreement or in any suit, action or proceeding relating to this Guarantee or the Purchase Agreement, (ii) to the extent required in the reasonable judgment of the affected party by applicable Law or the applicable rules of any national securities exchange, (iii) to a Party’s independent auditor and (iv) in connection with any inquiry, action or investigation or supervisory activity of any bank or bank holding company regulator of the Guaranteed Party or its Subsidiaries.

15.              SOVEREIGN IMMUNITY AND PROCESS AGENT.

(a)               With respect to the liability and obligations of the Guarantor or any of its Affiliates, with respect to themselves, their affiliates or their property, the Guarantor:

                                                              (i)                        agrees that, for the purposes of the doctrine of sovereign immunity, the execution, delivery and performance by it of this Guarantee constitute private and commercial acts done for private and commercial purposes;

                                                              (ii)                        agrees that, should any proceedings be brought against it, any of its Affiliates or any of its or its Affiliates’ assets in any jurisdiction in relation to this Guarantee or any of the transactions contemplated hereby, the Guarantor shall not be entitled to any immunity on the basis of sovereignty in respect of its obligations under this Guarantee, and no immunity from such proceedings (including, without limitation, immunity from service of process from suit, from the jurisdiction of any court, from an order or injunction of such court or the enforcement of same against its assets) shall be claimed by or on behalf of Guarantor or with respect to its assets;

                                                            (iii)                        waives, in any such proceedings, to the fullest extent permitted by law, any right of immunity which it, its Affiliates or any of its assets now has or may acquire in the future in any jurisdiction, and agrees to expressly make such waiver at the time of any such proceedings;

                                                             (iv)                        consents generally in respect of the enforcement of any judgment or award against it or its Affiliates in any such proceedings to the giving of any relief or the issue of any process in any jurisdiction in connection with such proceedings (including, without limitation, pre-judgment attachment, post judgment attachment, the making, enforcement or execution against or in respect of any assets whatsoever irrespective of their use or intended use of any order or judgment that may be made or given in connection therewith); and

                                                               (v)                        specifies that, for the purposes of this provision, “assets” shall be taken as excluding “premises of the mission” as defined in the Vienna Convention on Diplomatic Relations signed at Vienna, April 18, 1961, “consular premises” as defined in the Vienna Convention on Consular Relations signed in 1963, and military property or military assets or property of the Guarantor or of any country.

(b)               THE GUARANTOR HEREBY IRREVOCABLY DESIGNATES AVOLON HOLDINGS LIMITED (IN SUCH CAPACITY, THE “PROCESS AGENT”), WITH AN OFFICE AT THE OVAL, BUILDING 1, SHELBOURNE ROAD, BALLSBRIDGE, DUBLIN 4, IRELAND, AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, FOR

AND ON ITS BEHALF SERVICE OF PROCESS IN ANY LEGAL ACTION OR PROCEEDINGS WITH RESPECT TO THIS GUARANTEE, AND SUCH SERVICE SHALL BE DEEMED COMPLETE UPON DELIVERY THEREOF TO THE PROCESS AGENT AND SHALL BE DEEMED, IN EVERY RESPECT, EFFECTIVE SERVICE OF PROCESS UPON THE GUARANTOR. THE GUARANTOR HEREBY REPRESENTS AND WARRANTS THAT THE PROCESS AGENT HAS ACCEPTED SUCH APPOINTMENT AND HAS AGREED TO ACT AS SAID AGENT FOR SERVICE OF PROCESS. THE GUARANTOR SHALL TAKE ALL SUCH ACTION, INCLUDING THE FILING OF ANY AND ALL DOCUMENTS, AS MAY BE NECESSARY TO CONTINUE SAID APPOINTMENT IN FULL FORCE AND EFFECT. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE GUARANTEED PARTY, PURCHASER TO SERVE PROCESS IN ANY MANNER PERMITTED BY APPLICABLE LAW OR THE RULES OF THE DRAA. THE GUARANTOR EXPRESSLY ACKNOWLEDGES THAT THE FOREGOING WAIVER IS INTENDED TO BE IRREVOCABLE UNDER APPLICABLE LAW.

16.              MISCELLANEOUS.

(a)               This Guarantee contains the entire agreement between the parties relative to the subject matter hereof and supersedes all prior agreements and undertakings between the parties with respect to the subject matter hereof. No amendment, modification or waiver of any provision hereof shall be enforceable unless approved by the Guaranteed Party and the Guarantor in writing. No delay or omission on the part of the Guaranteed Party in exercising any right, power or remedy under this Guarantee will operate as a waiver thereof.

(b)               Any term or provision hereof that is prohibited, invalid or unenforceable in any situation in any jurisdiction shall be, as to such jurisdiction, ineffective solely to the extent of such prohibition, invalidity or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any situation in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction; provided, however, that this Guarantee may not be enforced without giving effect to the provisions of Sections 10 and this Section 16(b).

(c)               The descriptive headings herein are inserted for convenience of reference only and shall not affect or be utilized in construing or interpreting this Guarantee.

(d)               All parties acknowledge that each party and its counsel have reviewed this Guarantee and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Guarantee.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be executed and delivered as of the date first written above by its officer thereunto duly authorized.

GUARANTOR:

hna group co., ltd.

By:	/s/ Jin Chuan
Name: Jin Chuan
Title: Authorized Representative

[signature page to Guarantee]

IN WITNESS WHEREOF, the Guaranteed Party has caused this Guarantee to be executed and delivered as of the date first written above by its officer thereunto duly authorized.

GUARANTEED PARTY:

C.I.T. Leasing Corporation

By:	/s/ Kelley Morrell
Name: Kelley Morrell
Title: Executive Vice President

[signature page to Guarantee]